As filed with the Securities and Exchange Commission on June 4, 1996.
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    ---------

                               CORE INDUSTRIES INC
             (Exact name of registrant as specified in its charter)

         Nevada                                         38-1052434
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                               500 North Woodward
                      Bloomfield Hills, Michigan 48303-2000
                                 (810) 642-3400
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                   -----------

                               LAWRENCE J. MURPHY
                                  P.O. Box 2000
                      Bloomfield Hills, Michigan 48303-2000
                                 (810) 642-3400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                              ALEX L. PARRISH, ESQ.
                        Honigman Miller Schwartz and Cohn
                          2290 First National Building
                             Detroit, Michigan 48226

                                   -----------

   Approximate date of commencement of proposed sale to the public: After this Registration Statement becomes effective depending on market conditions.

                                   -----------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         Calculation of Registration Fee

   Title of each class of                             Proposed maximum          Proposed maximum
     securities to be                                  offering price           aggregate offering          Amount of
       registered         Amount to be registered         per share*                  price*            Registration Fee

   Common Stock,
   $1.00 par value                 857,283                  $14.69                  $12,593,487                $4,343

   *Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on June 3, 1996, pursuant to Rule 457(c).

                              ---------------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               CORE INDUSTRIES INC
                        Cross-Reference Sheet pursuant to
                          Item 501(b) of Regulation S-K

Item Number and Caption in Form S-3 Registration Statement    Location in Prospectus

1.    Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus                  Outside Front Cover Page

2.    Inside Front and Outside Back Cover Pages
      of Prospectus                                           Inside Front Cover Page; Outside
                                                              Back Cover Page

3.    Summary Information, Risk Factors and Ratio
      of Earnings to Fixed Charges                            Not Applicable

4.    Use of Proceeds                                         Use of Proceeds

5.    Determination of Offering Price                         Plan of Distribution

6.    Dilution                                                Not Applicable

7.    Selling Security Holders                                Selling Shareholders

8.    Plan of Distribution                                    Outside Front Cover Page; Selling
                                                              Shareholders; Plan of Distribution

9.    Description of Securities to be Registered              Not Applicable

10.   Interests of Named Experts and Counsel                  Not Applicable

11.   Material Changes                                        Not Applicable

12.   Incorporation of Certain Information                    Incorporation of Certain Documents
      Reference                                               by Reference

13.   Disclosure of Commission Position on
      Indemnification for Securities Act Liabilities          Not Applicable

                               CORE INDUSTRIES INC

                                 857,283 Shares

                                  Common Stock

                             ----------------------

         This Prospectus relates to 857,283 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Core Industries Inc (the "Company"). The Shares were acquired by shareholders of CMB Industries (the "Selling Shareholders") in connection with the merger of CMB Industries with and into the Company. The Shares issued to the Selling Shareholders were treasury shares of the Company.

     The Common Stock may be offered from time to time by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares. The Company will pay the expenses related to this offering (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the Selling Shareholders). The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CRI". The Shares may be sold directly through brokers, dealers or agents in market transactions or in private transactions. The closing sale price of the
Common   Stock  on  the  NYSE  as  of  June 3, 1996 was $14.69 a  share.

                             ---------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      Underwriting Discounts               Proceeds to Selling
Price to Public       and Commissions                      Shareholders

(1)                   (2)                                  Net (3) (4)


(1) The Shares offered hereby by the Selling Shareholders will be offered at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices; therefore, the Price to Public cannot be determined at this time. Sales may be made in any one or more transactions on the NYSE, in the over-the-counter market, on The Nasdaq Stock Market, and on any exchange in which the Shares may then be listed, in negotiated transactions or in a combination of such methods of sale.

(2) Any broker-dealers with whom the Selling Shareholders place their shares may receive and allow compensation in the form of underwriting discounts, concessions or commission from the Selling Shareholders, others and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The amount of any such commissions, which will be paid by the Selling Shareholders, cannot be determined at this time.

(3) These securities are offered on behalf of the Selling Shareholders. See "Selling Shareholders." The Company will not receive proceeds from the offering of such securities.

(4) The expenses of this Offering, including legal, accounting, and printing expenses, will be borne by the Company (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisors to the Selling Shareholders), and are estimated to be $20,343.

     The date of this Prospectus is June 4, 1996.

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. All information contained in this Prospectus is as of the date of this Prospectus. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C., at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional
Office,  Northwestern  Atrium  Center,  500 West  Madison  Street,  Suite  1400,
Chicago, Illinois 60611; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the NYSE, and reports, proxy and information statements and other information concerning the Company filed with the NYSE can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This Prospectus constitutes part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933 (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the offices of the Commission, or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                   THE COMPANY

         The Company is engaged principally in the manufacture of specialty products for commercial and industrial use. The Company operates in three business segments: (1) Fluid Controls and Construction Products, (2) Test, Measurement and Control, and (3) Farm Equipment.

         The Fluid Controls and Construction Products group covers a broad range of products and businesses from valve and pipeline strainers for various fluid control applications to molded plastic parts, metal stampings and hinges, and mechanical contracting. This group serves the heating, ventilation and air conditioning ("HVAC") market as well as the chemical and petrochemical processing industry, the paper and food processing industry, the commercial construction market, and general industry. The Company believes that its recent merger with CMB Industries, a producer of specialty valves, further broadens the Company's growing product line of specialty valves.

         Through the Company's Test, Measurement and Control group, the Company believes it is a leading producer of selected electrical test, measurement and control products. Sales are primarily made through dealers and manufacturer's representatives in the United States and abroad. This group serves the electrical, construction, and maintenance market as well as the HVAC industry, factory automation companies, general industry and computer and telecommunications manufacturers. The Company believes that its recent acquisition of Promax Industries, Inc., a manufacturer of refrigerant recycling and recovery products, will strengthen the Company's presence in the HVAC market.

         The Farm Equipment segment has, in recent years, represented a profitable and strong growth area for the Company. The Company believes it is a leading producer of tillage equipment in the high plains region of the United States and is a leading manufacturer of grain augers. Although farm equipment is a traditionally seasonal business, the Company believes that certain of it sales strategies will help to significantly reduce seasonal fluctuations. Sales are made through dealers and distributors primarily in the high plains and midwestern regions of the United States, as well as in Canada.

         In October 1995, the Company announced plans to sell Cherokee International, Inc. ("Cherokee"), its wholly-owned power supply manufacturer, and classified Cherokee as a discontinued operation. The sale of Cherokee to a group led by then senior management of Cherokee was completed March 29, 1996. The Company completed the sale of assets consistent with prior estimates and the transaction should not affect current year earnings.

         Under the  Company's  method of operation  and control,  each  division operates as a separate and autonomous entity with its own manufacturing, engineering, accounting, sales staff and distribution network. Personnel at the Company's corporate office direct overall policies and perform services for all divisions in the areas of financial and treasury control, manufacturing consultation, information systems and marketing. The corporate office maintains control over the divisions through direct contact, reviews of budgets and reports, internal auditing and involvement in formal planning. In addition, the corporate office develops and implements strategic options to increase shareholder value and responds to division results and opportunities. The Company's principal executive offices are located at 500 North Woodward Ave., Bloomfield Hills, Michigan 48303-2000 and its telephone number is (810) 642-3400.

                                 CAPITALIZATION

         The following table sets forth information relating to the capitalization of the Company as of March 1, 1996. This table should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included in the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1995 and Form 10-Q for its fiscal year ended March 1, 1996.

                                                                 March 1, 1996

Long-Term Debt, less amount due within one year
Stockholders' Equity:                                              $32,543,000
         Preferred stock, par value $1:
         Authorized - 100,000 shares
         Issued - none
         Common stock, par value $1:
         Authorized - 20,000,000 shares
         Issued - 11,261,499 shares                                $11,261,000
         Additional paid-in capital                                  8,570,000
         Retained earnings                                          78,539,000
         Cumulative transaction adjustments                            995,000
         Treasury stock (552,877 shares) - at cost                  (2,626,000)
                                                                   -----------
         Total Stockholders' Equity                                 96,739,000
                                                                   -----------
         Total Capitalization                                     $129,282,000
                                                                  ============

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders in this offering. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholders) in connection with the registration and sale of the Shares being registered hereby.

                              SELLING SHAREHOLDERS

         On December 15, 1995 the Company acquired CMB Industries, a California corporation, in a merger transaction (the "Merger"), pursuant to the terms of an Agreement and Plan of Merger (the "Agreement"). In connection with the Merger the Selling Shareholders received 857,283 Shares. This Prospectus covers the offer and sale of those 857,283 Shares by the Selling Shareholders named below. The Company is registering the number of shares set forth opposite the names of the Selling Shareholders in the table below for offer and sale pursuant to this Prospectus.


                              Number of                         Number of         Percent of
                              Shares             Number of      Shares            Shares
                              Beneficially       Shares         Beneficially      Outstanding
                              Owned Prior to     Registered     Owned After       After
Selling Shareholder           Offering (1)       Herein         Offering (2)      Offering (2)
- -------------------           ------------       ------         ------------      ------------
Kevin K. Coyne                122,469            122,469              0                 0
Deirdre Coyne                 122,469            122,469              0                 0
Mary C. Costello              122,469            122,469              0                 0
Michael F. Coyne, Jr.         122,469            122,469              0                 0
Martin J. Coyne               122,469            122,469              0                 0
Margaret J. Coyne             122,469            122,469              0                 0
  Revocable Trust
Thomas F. Coyne                93,463             93,463              0                 0
James X. Coyne                 14,567             14,567              0                 0
  Irrevocable Trust
Brigid M. Coyne                14,439             14,439              0                 0
  Irrevocable Trust

(1) The information is as of June 4, 1996.
(2) Assumes all Shares registered herein are sold and are sold to third parties.

         The information contained in the table is presented as of the date of this Prospectus and is provided based on information expressly provided to the Company by the Selling Shareholders. Except for being holders of the Shares as a result of the Merger and except as otherwise set forth herein, none of the Selling Shareholders has held any position or office or had any other material relationship with the Company or any of its affiliates within the past three years. The Shares offered pursuant to this Prospectus may be offered from time to time by the Selling Shareholders. None of the Selling Shareholders is under an obligation to sell immediately all or any portion of his or her shares under this Prospectus.

         In connection with the Merger, the Selling Shareholders and the Company entered into a Standstill Agreement dated as of November 24, 1995 (the "Standstill Agreement"), pursuant to which the Selling Shareholders agreed, for a period beginning on November 24, 1995 and ending on the earlier of (a) December 15, 1998, (b) the date on which the Company reports, on its unaudited annual consolidated statement of earnings, a net loss from continuing operations before taxes on income and cumulative effects of accounting changes, or (c)
January 31, 1997, if by such date a person designated by the Selling Shareholders has not been elected to the Board of Directors of the Company in accordance with the terms the Standstill Agreement, as follows: (a) not to acquire any capital stock (or other securities) of the Company, other than the Shares, and (b) not to sell, assign or otherwise transfer any Common Stock (or other securities of the Company), except (i) pursuant to a Company stock offering (subsequent to this Prospectus) in which Common Stock (or other securities of the Company) of the Selling Shareholders have been registered, or
(ii) in open market transactions in which, in the aggregate, not more than 1% of the outstanding Common Stock (or other securities of the Company) is sold within any three-month period by the Selling Shareholders individually or in the aggregate, or (iii) pledges of not more than 3% of the outstanding Common Stock (or other securities of the Company), in the aggregate, by the Selling Shareholders individually or in the aggregate.

         The Standstill Agreement also provides that certain of the Selling Shareholders will have access to periodic internal financial information and other information of Core, and that upon receipt of such information, such Selling Shareholders will comply with (i) Core's policies on insider trading of general application to Core's officers, directors and employees, as such policies may be amended from time to time in writing and disclosed to such Selling Shareholders, and (ii) applicable state and federal laws concerning insider trading.

         In connection with the Merger, the Selling Shareholders and the Company have entered into a Confidentiality and Non-Compete Agreement effective as of November 24, 1995 (the "Confidentiality Agreement"). Pursuant to the terms of the Confidentiality Agreement, the Selling Shareholders have agreed to keep confidential at all times certain information provided to them directly or indirectly. The Selling Shareholders have also agreed that for a period of five years beginning November 24, 1995 that they will not directly or indirectly compete with, or have ownership in any entity competing with, the business of the Company.

         In connection with the Merger, the Company agreed to register under the Securities Act the Shares acquired by the Selling Shareholders as a result of the Merger. Pursuant to the Agreement, the Company has registered for resale the 857,283 Shares offered hereby.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders have informed the Company that the Shares may be sold from time to time by the Selling Shareholders or by pledgees, donees, transferees or other successors in interest. The Selling Shareholders have informed the Company that such sales may be made in any one or more transactions (which may involve block transactions) on the NYSE, in the over-the-counter market, on The Nasdaq Stock Market, and on any exchange on which the Shares may then be listed, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders have informed the Company that they may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such shares as a principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive and allow compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders, others and/or purchasers of the Shares for whom they may act as agent (which compensation may be in excess of customary commissions).

         The Company has informed the Selling Shareholders that the antimanipulative rules under the Exchange Act (including Rules 10b-6 and 10b-7) may apply to their sale of the Shares in the market. Also, the Company has informed the Selling Shareholders of the need for delivery of copies of the Prospectus in connection with any sale of securities registered hereunder in accordance with applicable prospectus delivery requirements.

         In connection with such sales, the Selling Shareholders and any participating brokers and dealers may be deemed to be "underwriters" as defined in the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         In order to comply with certain state securities laws, if applicable, the Shares will not be sold in a particular state unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents   filed  with  the   Commission  are  hereby
specifically incorporated by reference into this prospectus:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 1, 1995 and March 1, 1996.

         (c)  The  Company's  Current  Report on Form 8-K/A dated  February  22,
              1996.

         (d)  The Company's Current Report on Form 8-K dated April 8, 1996.

         (e) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1995.

         (f) The description of the Company's Common Stock which is contained in the Company's registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares hereby will be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained in any previously filed document or contained herein will be deemed modified or superseded to the extent that a statement contained in a subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

         The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus, (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such copies should be directed to: Lawrence J. Murphy, Executive Vice President, Core Industries Inc, P.O. Box 2000, Bloomfield Hills, Michigan 48303-2000; Telephone Number (810) 642-3400.

                                     EXPERTS

         The financial statements incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The audited financial statements of CMB Industries as of December 31, 1994 and 1993 and for the years then ended, included in the Company's Current Report on Form 8-K/A dated February 22, 1996, have been audited by Noel Clevenger & Company, as set forth in their report appearing in such Form 8-K/A. Such financial statements have been incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                TABLE OF CONTENTS
                                                                            PAGE

Available Information..........................................................2

The Company....................................................................3

Capitalization.................................................................4

Use of Proceeds................................................................4

Selling Shareholders...........................................................5

Plan of Distribution...........................................................6

Incorporation of Certain Documents By Reference............................... 7

Experts........................................................................8


                               CORE INDUSTRIES INC
                                 857,283 Shares
                                  Common Stock


                                   Prospectus

                                  June 4, 1996

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are as follows:

                                                                          Amount

         Registration Fee - Securities and Exchange Commission...........$ 4,343
         Legal Fees and Expenses..........................................10,000
         Accounting Fees and Expenses......................................5,000
         Miscellaneous.....................................................1,000

                                            Total........................$20,343

         All of the foregoing expenses will be paid by the Company.

         Item 15.  Indemnification of Directors and Officers.

         The Nevada General Corporation Law and the Company's Amended and Restated Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

         The Company maintains directors' and officers' liability insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

         Item 16.  Exhibits.

         The  following   Exhibits  are  filed  as  part  of  this  Registration
Statement:

         Exhibit 4.a -             Restated     Certificate   of   Incorporation
                                   of the Company and amendments, incorporated herein by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1992.

         Exhibit 4.b -             By-Laws,   as    amended,  of   the  Company,
                                   incorporated  herein by  reference to Exhibit
                                   3(b) to the  Company's  Annual Report on Form
                                   10-K for the fiscal year ended August 31, 1992.

         Exhibit 5 -               Opinion of Honigman Miller Schwartz and Cohn.

         Exhibit 23.a -            Consent  of   Coopers   &   Lybrand    L.L.P.
                                   relating  to  the  financial  statements  and
                                   schedules   of   Core   Industries   Inc  and
                                   Subsidiaries.

         Exhibit 23.b -            Consent   of    Noel   Clevenger  &   Company
                                   relating to the  financial  statements of CMB
                                   Industries.

         Exhibit 23.c -            Consent   of  Honigman  Miller  Schwartz  and
                                   Cohn, which is included in their opinion filed as Exhibit 5.

         Exhibit 24 -              Powers   of   Attorney,  which appear on page
                                   II-4 of this Registration Statement.


         Item 17.  Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)  to include any  prospectus  required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) to reflect in the  prospectus any facts
                  or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) to include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on June 4, 1996.

                                            CORE INDUSTRIES INC

                                            By /s/LAWRENCE J. MURPHY
                                               ---------------------------------
                                               Lawrence J. Murphy
                                               Executive Vice President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence J. Murphy and Thomas G. Hooper, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                              Title                               Date
/s/ DAVID R. ZIMMER                 President and Director                    June 4, 1996
- --------------------------
David R.  Zimmer                    (Principal Executive Officer)

/s/ RAYMOND H. STEBEN, JR.           Vice President - Finance                 June 4, 1996
- --------------------------
Raymond H. Steben, Jr.              (Principal Financial Officer)

/s/ THOMAS G. HOOPER                Treasurer and Controller                  June 4, 1996
- --------------------------
Thomas G. Hooper                    (Principal Accounting Officer)

/s/ LAWRENCE J. MURPHY              Executive Vice President,                 June 4, 1996
- --------------------------
Lawrence J. Murphy                  Secretary and Director

/s/ JAY A. ALIX                     Director                                  June 4, 1996
- --------------------------
Jay A.  Alix

/s/ RICHARD P. KUGHN                Director                                  June 4, 1996
- --------------------------
Richard P. Kughn

/s/ HAROLD M. MARKO                 Director                                  June 4, 1996
- --------------------------
Harold M. Marko

/s/ ALAN E. SCHWARTZ                Director                                  June 4, 1996
- --------------------------
Alan E. Schwartz

/s/ ROBERT G. STONE, JR.            Director                                  June 4, 1996
- --------------------------
Robert G. Stone, Jr.


                                  EXHIBIT INDEX

EXHIBIT NO.                                         DESCRIPTION

Exhibit 4.a -     Restated   Certificate  of  Incorporation   of  the   Company,
                  incorporated herein by reference to Exhibit (3)(a) to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995.

Exhibit 4.b -     By-Laws  of the  Company, incorporated  herein by reference to
                  Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995.

Exhibit 5 -       Opinion of Honigman Miller Schwartz and Cohn.

Exhibit 23.a -    Consent   of  Coopers   &   Lybrand  L.L.P.  relating  to  the
                  financial statements and schedules of Core Industries Inc and subsidiaries.

Exhibit 23.b -    Consent  of   Noel   Clevenger  & Company   relating  to   the
                  financial statements of CMB Industries.

Exhibit 23.c      Consent   of   Honigman Miller   Schwartz  and Cohn,  which is
                  included in their opinion filed as Exhibit 5.

Exhibit 24 -      Powers  of  Attorney,  which  appear  on  page  II-4  of  this
                  Registration Statement.